AMENDMENT NO. 1
TO THE
SWIFT ENERGY COMPANY
FIRST AMENDED AND RESTATED
2005 STOCK COMPENSATION PLAN

SWIFT ENERGY COMPANY, a Texas corporation (the “Company”), pursuant to the authority granted to the Board of Directors in Section 14(a) of the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “Plan”), hereby amends the Plan, effective as of April 1, 2009, as follows:

WITNESSETH:

WHEREAS, Section 13(b) of the Plan defines the events that constitute a Change of Control; and

WHEREAS, the Board of Directors of the Company has approved amending the definition of Change of Control in Section 13(b) of the Plan to require that an event or transaction actually consummate for a Change of Control to occur, rather than such event or transaction merely being initiated or approved;

NOW, THEREFORE, the Plan shall be amended to read as follows:

1.	Existing Section 13(b) shall be deleted in its entirety and replaced with following language:

“(b) A “Change of Control” shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers or directors, or a benefit plan or trust established by the Company for its employees:

(i) Any person or group, as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

(ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the Board; or

(iii) The Company either ceases to be an independent publicly owned corporation or sells or otherwise disposes of all or substantially all the assets of the Company.”

2.	Except as amended hereby, the Plan shall remain in full effect.

IN WITNESS WHEREOF, the Plan is amended effective as of the day and year first above written.

SWIFT ENERGY COMPANY
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President & Chief Financial Officer